                                 EXHIBIT 4.24

NEITHER THIS WARRANT NOR THE SECURITIES ISSUABLE UPON EXERCISE HEREOF NOR ANY INTEREST OR PARTICIPATION HEREIN OR THEREIN MAY BE SOLD, ASSIGNED, PLEDGED, HYPOTHECATED, ENCUMBERED OR IN ANY OTHER MANNER TRANSFERRED OR DISPOSED OF EXCEPT IN COMPLIANCE WITH THE SECURITIES ACT OF 1933, AS AMENDED, AND THE TERMS AND CONDITIONS HEREOF. THE HOLDER OF THIS WARRANT AND THE SECURITIES ISSUABLE UPON EXERCISE HEREOF ARE SUBJECT TO THE RESTRICTIONS HEREIN SET FORTH.

VOID AFTER 5:00 P.M. NEW YORK CITY TIME, JANUARY 24, 2011


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                                   No. W078

                                    WARRANT

                                      to

                             PURCHASE COMMON STOCK

                                      of

                              F.Y.I. INCORPORATED



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             This certifies that, for good and valuable consideration, F.Y.I. Incorporated, a Delaware corporation (the "Company"), grants to E. LEO COOPER or permitted registered assigns (the "Warrantholder" or "Warrantholders"), the right to subscribe for and purchase from the Company, at $30.375 per share (the "Exercise Price"), eight thousand (8,000) shares of the Company's Common Stock, par value $0.01 per share (the "Common Stock"), subject to the provisions and upon the terms and conditions herein set forth. The Exercise Price and the number of Warrant Shares are subject to adjustment from time to time as provided in Section 5.

1.   Duration and Exercise of Warrant; Limitation Exercise Payment of Taxes.
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              1.1.  Duration and Exercise of Warrant.
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     (a) (i) Subject to Section 1.2, this Warrant may be exercised to purchase such number of shares underlying this Warrant as are at such time vested in accordance with this Section 1.1(a). The shares underlying this Warrant shall vest upon the satisfaction of two conditions. First, the number of shares underlying this Warrant earned by the Warrantholder (and therefore eligible for vesting) shall be determined by reference to Section 1.1(a)(ii). Next, those shares underlying this Warrant that are earned under Section 1.1(a)(ii) shall vest, subject to Section 1.2, in accordance with the provisions of Section 1.1(a)(iii).

     (ii) (A) With respect to 4,000 of 8,000 shares underlying this Warrant, if 100% of the "Contract Sales Revenue Target" (as defined below) is achieved then 4,000 of such 4,000 shares underlying this Warrant shall be earned; if at least 90% but less than 100% of such target is achieved then 3,000 of such 4,000 shares underlying this Warrant shall be earned; if at least 75% but less than 90% of such target is achieved then 2000 of such 4,000 shares underlying this Warrant shall be earned; and if less than 75% of such target is achieved, none of such 4,000 shares underlying this Warrant shall be earned.

     (B) With respect to the other 4,000 of the 8,000 shares underlying this Warrant, if 100% of the "Recognizable Revenue Target" (as defined below) is achieved, 4,000 of such 4,000 shares underlying this Warrant shall be earned; if at least 90% but less than 100% of such target is achieved then 3,000 of such 4,000 shares underlying this Warrant shall be earned; if at least 75% but less than 90% of such target is achieved then 2000 of such 4,000 shares underlying this Warrant shall be earned; and if less than 75% of such target is achieved, none of such 4,000 shares underlying this Warrant shall be earned.

     (C) For the purpose of this Warrant, the "Contract Sales Revenue Target" shall mean that the Company has entered into contracts during 2001 in which the Warrantholder had substantial involvement that represent probable future revenues to the Company (as determined by the Division President to whom the Warrantholder reports (who on the date of this Warrant is Mr. Ron Zazworsky)) of at least $21 million.

     (D) For the purposes of this Warrant, the "Reportable Revenue Target" shall mean that the Company has entered into contracts during 2001 in which the Warrantholder had substantial involvement that resulted in the Company recognizing revenue with respect to the year ended December 31, 2001, of at least $1,745,000.

     (E) In any case (and subject to Section 1.2), this Warrant shall be eligible to vest and shall vest as to 100% of the underlying shares on March 5, 2010.

     (iii) With respect to such portion of this Warrant that is determined to be earned pursuant to Section 1.1(a)(ii), such portion shall vest 1/3 on January 24, 2002, and an additional 1/3 on the next two subsequent anniversaries (subject to Section 1.2).

     (iv) The date this Warrant is first exercisable as to a portion of the Warrant is hereinafter referred to as the "Exercise Date" for such portion of the Warrant. The Company shall give prompt notice to the Warrantholder of the Exercise Date in accordance with Section 7.6. This Warrant expires at 5:00 P.M., New York City time on January 24, 2011 (the "Expiration Date").

     (b) The rights represented by this Warrant may be exercised by the Warrantholder of record, in whole, or from time to time in part, by (a) surrender of this Warrant, accompanied by either the Exercise Form annexed hereto, or if the Warrantholder decides to exercise the Warrant pursuant to the broker-assisted cashless exercise program instituted by the Company, an applicable exercise form provided by the Company (the "Exercise Form") duly executed by the Warrantholder of record and specifying the number of Warrant Shares to be purchased, to the Company at the office of the Company located at 3232 McKinney Avenue, Suite 1000, Dallas, Texas 75204 (or such other office or agency of the Company as it may designate by notice to the Warrantholder at the address of such Warrantholder appearing on the books of the Company) during normal business hours on any day (a "Business Day") other than a Saturday, Sunday or a day on which the New York Stock Exchange is authorized to close or on which the Company is otherwise closed for business (a "Nonbusiness Day") on or after 9:00 A.M. New York City time on the applicable Exercise Date but not later than 5:00 P.M., New York City time, on the Expiration Date (or 5:00 P.M., New York City time, on the next succeeding Business Day, if the Expiration Date is a Nonbusiness Day), (b) delivery of payment to the Company in cash or by certified or official bank check in New York Clearing House Funds, of the Exercise Price for the number of Warrant Shares specified in the Exercise Form (such payment may be made by the Warrantholder directly or by a designated broker pursuant to the broker-assisted cashless exercise program instituted by the Company) and (c) such documentation as to the identity and authority of the Warrantholder as the Company may reasonably request. Such Warrant Shares shall be deemed by the Company to be issued to the Warrantholder as the record holder of such Warrant Shares as of the close of business on the date on which this Warrant shall have been surrendered and payment made for the Warrant Shares as aforesaid. Certificates for the Warrant Shares specified in the Exercise Form shall be delivered to the Warrantholder (or designated broker, as the case may be) as promptly as practicable, and in any event within 10 business days, thereafter. The stock certificates so delivered shall be in denominations of at least 1,000 shares each or such other denomination as may be specified by the Warrantholder and agreed upon by the Company, and shall be issued in the name of the Warrantholder or such other name as shall be designated in the Exercise Form. If this Warrant shall have been exercised only in part, the Company shall, at the time of delivery of the certificates for the Warrant Shares, deliver to the Warrantholder (or designated broker, as the case may be) a new Warrant evidencing the rights to purchase the remaining Warrant Shares, which new Warrant shall in all other respects be identical with this Warrant. No adjustments or payments shall be made on or in respect of Warrant Shares issuable on the exercise of this Warrant for any cash dividends paid or payable to holders of record of Common Stock prior to the date as of which the Warrantholder shall be deemed to be the record holder of such Warrant Shares.

     (c) With the consent of the Compensation Committee, and subject at all times to, and only to the extent, if any, permitted under and in accordance with, laws and regulations and other binding obligations or provisions applicable to the Company, the Company may make a loan to the Warrantholder with respect to the exercise of the Warrant, including the payment by the Warrantholder of any or all federal, state and local income or other taxes due in connection with any exercise. The interest on such loan shall be the Company's cost of money plus an additional 0.5% at the time the loan is made and such loan shall be made with recourse against the Warrantholder. The Compensation Committee shall have the full authority to determine any other terms and provisions of such a loan.

     1.2   Vesting and Exercise.  Once vested, this Warrant may be exercised as
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to such vested portion whether or not at the time of such exercise the Warrantholder is an employee of (or consultant to) the Company (or one or more of its subsidiaries); however, this Warrant shall automatically terminate as to any unvested portion at any such time as the Warrantholder is no longer employed by (or a consultant to) the Company (or any of its subsidiaries). If this Warrant is not exercised prior to 5:00 P.M. on the Expiration Date (or the next succeeding Business Day, if the Expiration Date is a Nonbusiness Day), this Warrant, or any new Warrant issued pursuant to Section 1.1, shall cease to be exercisable and shall become void and all rights of the Warrantholder hereunder shall cease. This Warrant shall not be exercisable, and no Warrant Shares shall be issued hereunder, prior to 9:00 A.M., New York City time, on the applicable Exercise Date.

     1.3   Payment of Taxes.  The issuance of certificates for Warrant Shares
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shall be made without charge to the Warrantholder for any stock transfer or other issuance tax in respect thereto; provided, however, that the Warrantholder
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shall be required to pay any and all taxes which may be payable in respect to any transfer involved in the issuance and delivery of any certificates for Warrant Shares in a name other than that of the then Warrantholder as reflected upon the books of the Company.

     1.4   Divisibility of Warrant.  This Warrant may be divided into warrants
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representing one Warrant Share or multiples thereof, upon surrender at the principal office of the Company on any Business Day, without charge to any Warrantholder, except as provided below. The Warrantholder will be charged for reasonable out-of-pocket costs incurred by the Company in connection with the division of this Warrant into Warrants representing fewer than one thousand (1,000) Warrant Shares. Upon any such division, the Warrants may be transferred of record to a name other than that of the Warrantholder of record; provided,
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however, that the Warrantholder shall be required to pay any and all transfer
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taxes with respect thereto.

     2.   Reservation and Listing of Shares, Etc.
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     All Warrant Shares which are issued upon the exercise of the rights represented by this Warrant shall, upon issuance and payment of the Exercise Price, be validly issued, fully paid and nonassessable and free from all taxes, liens, security interests, charges and other encumbrances with respect to the issue thereof other than taxes in respect of any transfer occurring contemporaneously with such issue. During the period within which this Warrant may be exercised, the Company shall at all times have authorized and reserved, and keep available free from preemptive rights, a sufficient number of shares of Common Stock to provide for the exercise of this Warrant, and shall at its expense use its best efforts to procure such listing thereof (subject to official notice of issuance) as then may be required on all stock exchanges on which the Common Stock is then listed or on the Nasdaq National Market. The Company shall, from time to time, take all such action as may be required to assure that the par value per share of the Warrant Shares is at all times equal to or less than the then effective Exercise Price.

     3.   Exchange, Loss or Destruction of Warrant.
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     If permitted by Section 1.4 and in accordance with the provisions thereof, upon surrender of this Warrant to the Company with a duly executed instrument of assignment and funds sufficient to pay any transfer tax, the Company shall, without charge, execute and deliver a new Warrant of like tenor in the name of the assignee named in such instrument of assignment and this Warrant shall promptly be canceled. Upon receipt by the Company of evidence satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, and, in the case of loss, theft or destruction, of such bond or indemnification as the Company may reasonably require, and, in the case of such mutilation, upon surrender and cancellation of this Warrant, the Company will execute and deliver a new Warrant of like tenor. The term "Warrant" as used herein includes any Warrants issued in substitution or exchange of this Warrant.

     4.   Ownership of Warrant.
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     The Company may deem and treat the person in whose name this Warrant is registered as the holder and owner hereof (notwithstanding any notations of ownership or writing hereon made by anyone other than the Company) for all purposes and shall not be affected by any notice to the contrary, until presentation of this Warrant for registration of transfer as provided in Section
1.1 or in Section 3.

     5.   Certain Adjustments.
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     The Exercise Price at which Warrant Shares may be purchased hereunder, and the number of Warrant Shares to be purchased upon exercise hereof, are subject to change or adjustment as follows:

     5.1 The number of Warrant Shares purchasable upon the exercise of this Warrant and the Exercise Price shall be subject to adjustment as follows:

     (a) In case the Company shall (i) pay a dividend in shares of Common Stock or make a distribution in shares of Common Stock, (ii) subdivide its outstanding shares of Common Stock into a greater number of shares of Common Stock, (iii) combine its outstanding shares of Common Stock into a smaller number of shares of Common Stock or (iv) issue by reclassification of its shares of Common Stock other securities of the Company (including any such reclassification in connection with a consolidation or merger in which the Company is the surviving corporation), the number of Warrant Shares purchasable upon exercise of this Warrant (and the Exercise Price) shall be adjusted so that the Warrantholder shall be entitled to receive (for the aggregate Exercise Price) the kind and number of Warrant Shares or other securities of the Company that he would have owned or have been entitled to receive after the happening of any of the events described above, had this Warrant been exercised immediately prior to the happening of such event or any record date with respect thereto. An adjustment made pursuant to this paragraph (a) shall become effective immediately after the effective date of such event retroactive to the record date, if any, for such event.

     (b)  In case the Company shall:

          (i) issue rights, options or warrants to all holders of its outstanding Common Stock, without any charge to such holders, entitling them to subscribe for or purchase shares of Common Stock at a price per share which is lower at the record date for the determination of stockholders entitled to receive such rights, options or warrants than the then current market price per share of Common Stock, or

          (ii) distribute to all holders of its shares of Common Stock evidences of its indebtedness or assets (excluding cash dividends or distributions payable out of consolidated earnings or earned surplus and dividends or distributions referred to in paragraph (a) of this
          Section 5.1) or rights, options or warrants, or convertible or exchangeable securities, containing the right to subscribe for or purchase shares of Common Stock,

appropriate adjustments shall be made to the number of Warrant Shares purchasable upon the exercise of the Warrant and/or the Exercise Price in order to preserve the relative rights and interests of the Warrantholders, such adjustments to be made by the good faith determination of the Board of Directors of the Company.

     5.2  Voluntary Adjustment by the Company.  The Company may, at its option,
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at any time during the term of the Warrants, reduce the then current Exercise Price to any amount, consistent with applicable law, deemed appropriate by the Board of Directors of the Company.

     5.3  Notice of Adjustment.  Whenever the number of Warrant Shares or the
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Exercise Price of such Warrant Shares is adjusted, as herein provided, the Company shall promptly mail first class, postage prepaid, to all Warrantholders, notice of such adjustment.

     5.4  No Adjustment for Cash Dividends.  No adjustment in respect of any
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cash dividends shall be made during the term of this Warrant or upon the exercise of this Warrant.

     5.5  Preservation of Purchase Rights Upon Merger, Consolidation, etc.  In
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case of any consolidation of the Company with or merger of the Company into another corporation or in case of any sale, transfer or lease to another corporation of all or substantially all of the property of the Company, the Company or such successor or purchasing corporation, as the case may be, shall execute with the Warrantholders an agreement that the Warrantholders shall have the right thereafter upon payment of the Exercise Price in effect immediately prior to such action to purchase upon exercise of this Warrant the kind and amount of shares and other securities and property that such holder would have owned or have been entitled to receive after the happening of such consolidation, merger, sale, transfer or lease had this Warrant been exercised immediately prior to such action; provided, however, that no adjustment in
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respect of cash dividends, interest or other income on or from such shares or other securities and property shall be made during the term of this Warrant or upon the exercise of this Warrant. Such agreement shall provide for adjustments, which shall be as nearly equivalent as practicable to the adjustments provided for in this Section 5. The provisions of this Section 5.5 shall apply similarly to successive consolidations, mergers, sales, transfers or leases.

     6.   Registration Rights of Warrant Shares on Form S-8
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     On or prior to January 31, 2002, the Company shall file a registration statement covering the Warrant Shares on a Form S-8, which registration statement shall be effective upon the filing thereof. The Company shall use its best efforts to keep such Form S-8 current and effective until the earlier of the Expiration Date or the date this Warrant has been exercised in full. The Company shall use its best efforts to list the Warrant Shares on any securities exchange (or on the Nasdaq National Market) on which other shares of Common Stock are listed.

     7.   Miscellaneous.
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     7.1  Entire Agreement.  This Warrant constitutes the entire agreement
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between the Company and the Warrantholder with respect to this Warrant and the Warrant Shares.

     7.2  Binding Effects; Benefits.  This Warrant shall inure to the benefit of
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and shall be binding upon the Company, the Warrantholder and holders of Warrant Shares and their respective heirs, legal representatives, successors and assigns. Nothing in this Warrant, expressed or implied, is intended to or shall confer on any person other than the Company, the Warrantholders and holders of Warrant Shares, or their respective heirs, legal representatives, successors or assigns, any rights, remedies, obligations or liabilities under or by reason of this Warrant or the Warrant Shares.

     7.3  Amendments and Waivers.  This Warrant may not be modified or amended
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except by an instrument in writing signed by the Company and Warrantholders that hold

Warrants entitling them to purchase at least 50% of the Warrant Shares. The Company, any Warrantholder or holder of Warrant Shares may, by an instrument in writing, waive compliance by the other party with any term or provision of this Warrant on the part of such other party hereto to be performed or complied with. The waiver by any such party of a breach of any term or provision of this Warrant shall not be construed as a waiver of any subsequent breach.

     7.4  Section and Other Headings.  The section and other headings contained
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in this Warrant are for reference purposes only and shall not be deemed to be a part of this Warrant or to affect the meaning or interpretation of this Warrant.

     7.5  Further Assurances.  Each of the Company, the Warrantholders and
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holders of Warrant Shares shall do and perform all such further acts and things and execute and deliver all such other certificates, instruments and/or documents (including without limitation, such proxies and/or powers of attorney as may be necessary or appropriate) as any party hereto may, at any time and from time to time, reasonably request in connection with the performance of any of the provisions of this Warrant.

     7.6  Notices.  All demands, requests, notices and other communications
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required or permitted to be given under this Warrant shall be in writing and shall be deemed to have been duly given if delivered personally or sent by United States certified or registered first class mail, postage prepaid, to the parties hereto at the following addresses or at such other address as any party hereto shall hereafter specify by notice to the other party hereto:

     (a)  if to the Company, addressed to:

               F.Y.I. Incorporated
               3232 McKinney Avenue
               Suite 1000
               Dallas, Texas 75204
               Attention: President

     (b) if to any Warrantholder or holder of Warrant Shares, addressed to the address of such person appearing on the books of the Company.

Except as otherwise provided herein, all such demands, requests, notices and other communications shall be deemed to have been received on the date of personal delivery thereof or on the third Business Day after the mailing thereof.

     7.7  Separability.  Any term or provision of this Warrant that is invalid
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or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable any other term or provision of this Warrant or affecting the validity or enforceability of any of the terms or provisions of this Warrant in any other jurisdiction.

     7.8   Fractional Shares.  No fractional shares or scrip representing
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fractional shares shall be issued upon the exercise of this Warrant. With respect to any fraction of a share called for upon any exercise hereof, the Company shall pay to the Warrantholder an amount in cash equal to such fraction multiplied by the current market price (as determined as of the date of exercise, and with reference to the applicable trading market, in accordance with paragraph (d) of Section 5.1) of a share of such stock as of the date of such exercise.

     7.9   Rights of the Holder.  The Warrantholder shall not, solely by virtue
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of this Warrant, be entitled to any rights of a stockholder of the Company, either at law or in equity.

     7.10  Governing Law.  This Warrant shall be deemed to be a contract made
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under the laws of the State of Delaware and for all purposes shall be governed by and construed in accordance with the laws of such State applicable to contracts made and performed in Delaware.

     7.11  Effect of Stock Splits, etc.  Whenever any rights under this
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Agreement are available only when at least a specified minimum number of Warrant Shares is involved, such number shall be appropriately adjusted to reflect any stock split, stock dividend, combination of securities into a smaller number of securities or reclassification of stock.

     IN WITNESS WHEREOF, the Company has caused this Warrant to be signed by its duly authorized officer.


                                     F.Y.I. INCORPORATED



                                     By:  /s/ Ed H. Bowman, Jr.
                                         ---------------------------------------
                                          Ed H. Bowman, Jr.
                                          President and Chief Executive Officer



Dated: January 24, 2001

                                 EXERCISE FORM
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                 (To be executed upon exercise of this Warrant)


     The undersigned, the record holder of this Warrant, hereby irrevocably elects to exercise the right, represented by this Warrant, to purchase __________ of the Warrant Shares and herewith tenders payment for such Warrant Shares to the order of F.Y.I. INCORPORATED, in the amount of $_______ in accordance with the terms of this Warrant. The undersigned requests that a certificate for such Warrant Shares be registered in the name of _________________________________ and that such certificate be delivered to
_________________________ whose address is ____________________________________.


Date ____________________________            Signature _________________________